SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   13-4026700
(State of Incorporation or Organization)                (I.R.S. Employer
                                                      Identification no.)

             1585 Broadway
             New York, NY                                    10036
  (Address of Principal Executive Offices)                 (Zip Code)

If this form relates to                            If this form relates to
the registration of a                              the registration of a
class of securities                                class of securities pursuant
pursuant to Section 12(b)                          to Section 12(g) of
of the Exchange Act and                            the Exchange Act and is
is effective pursuant to                           effective pursuant to
General Instruction                                General Instruction
A.(c), please check the                            A.(d), please check the
following box. |X|                                 following box. |_|

Securities Act registration statement file number to which this form relates: 333-64879
                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                            Name of Each Exchange on Which
  to be so Registered                             Each Class is to be Registered
  -------------------                             ------------------------------

    SATURNS IBM Corporation                           New York Stock Exchange
Debenture-Backed Series 2001-1 7.125%
        Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-1 through S-6, S-7 through S-9 and S-10 through S-12, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, dated April 10, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.  Exhibits.

         None.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    MSDW Structured Asset Corp.
                                                         (Registrant)

Date:  April 11, 2001                               By:/s/ Michael Harpe
                                                       --------------------
                                                       Name:  Michael Harpe
                                                       Title: President